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EXHIBIT 99.1

                                                                     EMRISE
                                                                     CORPORATION
NEWS
                                                 9485 Haven Avenue Suite 100
                                                 Rancho Cucamonga, CA 91730
                                                 (909) 987-9220 o (909) 987-5186
                                                 www.emrise.com

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FOR IMMEDIATE RELEASE

CONTACT:                                         Rory Mackin
John Donovan                                     Hill & Knowlton
Vice President Finance and Administration        (212) 885 -0455
(909) 987-9220 ext. 3201                         rory.mackin@hillandknowlton.com


 EMRISE CORPORATION SECURES COMMITMENT FOR INTERNATIONAL DEBT FINANCING TOTALING
                                   $23,000,000

RANCHO CUCAMONGA, CALIFORNIA, November 8, 2007 - EMRISE CORPORATION (NYSE ARCA:
ERI), a multi-national manufacturer of defense, aerospace and industrial electronic devices and communications equipment, today announced that it has secured a commitment for a three-year international debt facility. The facility totals $23 million. The commitment provides for a $7 million revolving credit facility and a $6 million term loan. The revolving credit facility and term loan will be used primarily for working capital purposes. The commitment also provides for a separate term acquisition facility in the amount of $10 million to be available exclusively for purposes of acquisitions.

The $6 million term loan will be funded entirely at closing. Based upon EMRISE's current asset base, the Company expects approximately $6 million of the $7 million revolving credit facility to be available at closing. The financing transaction is expected to close on or before December 7, 2007. In connection with the transaction, EMRISE will retire existing debt totaling approximately $6 million with institutional lenders in the U.S., England, France and Japan.

The interest rate on the revolver is at a variable rate of prime plus 1.25%, for a current rate of 9.5%, subject to a minimum rate of 9.5%. The interest rate on the term debt is at a variable rate of prime plus 4.25%, for a current rate of 12.5%, subject to a minimum rate of 12.5%. The term debt and the acquisition facility require interest only payments in the first year, scheduled principal plus interest payments in years two and three and a final balloon payment at the end of year three. In connection with the term debt, EMRISE will issue a seven year warrant to the lender to purchase 2,909,091 shares of EMRISE restricted common stock, at an exercise price of $1.10 per share.

Complete details of this debt facility will be filed with the Securities and Exchange Commission on Form 8K.

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Commenting on the credit facility and refinancing, EMRISE Chairman, President and CEO, Carmine T. Oliva, stated: "Securing a debt facility of this size and flexibility is a major strategic achievement for EMRISE. This credit facility is the foundation for our plans to achieve a highly profitable company with a much larger revenue base. It improves our cash position and provides us with greatly improved working capital which is necessary to grow our two primary growth drivers: "In-flight Entertainment and Communications" products and "Edge Network Timing and Synchronization" products. Having this additional cash available will allow us to make better long term decisions and will allow us to focus more on profitability than on short term cash requirements."

Regarding possible use of the $10 million acquisition line of credit, Mr. Oliva continued: "When complemented with other possible financing arrangements that are often available on specific transactions, we believe we could leverage this acquisition credit facility into a purchase price much higher than $10 million. We have several acquisition targets under consideration and we are working intently with our investment bankers, to conclude a transaction. However, we will not conclude a transaction unless we are confident that we can achieve a high level of synergy with our current operations and above all, the acquisition is highly accretive of our earnings. Notwithstanding the high bar we have set for ourselves regarding potential acquisitions, we are confident that with this financing in place, we will be able to move quickly on the acquisition front."

In conclusion, Mr. Oliva said: "Given the recent severe constricting of debt markets, it is especially encouraging that our lender has shown such confidence in EMRISE by making a facility of this size and flexibility available to us. We also believe, we can look to our lender to help support our future capital needs."


ABOUT EMRISE CORPORATION

EMRISE Corporation is a multi-national manufacturer of defense, aerospace and industrial electronic devices and communications equipment. EMRISE's electronic devices group, which consists of EMRISE Electronics Corporation and its international subsidiaries, provides power conversion, RF devices as well as digital and rotary switches to the North American, European and Asian electronic market. EMRISE's communications equipment group, consisting of CXR Larus Corporation and its subsidiary CXR Anderson Jacobson, provides network access and timing and synchronization products to the North American, European and Asian communications industry. Founded in 1983, EMRISE operates out of facilities in the United States, England, France and Japan. As of October 31, 2007, EMRISE had approximately 300 employees in its various subsidiaries and divisions. Website: www.emrise.com. Listed on NYSE Arca under the ticker symbol:
ERI.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------

With the exception of historical information, the matters discussed in this press release, including without limitation, statements regarding the closing of the new debt financing, future growth of EMRISE Corporation and possible future funding, the ability of EMRISE Corporation to become highly profitable or to achieve a much larger revenue base, the ability to grow EMRISE Corporation's two primary growth drivers, the ability to make decisions based on profit versus cash, the ability to leverage the acquisition credit facility for a larger purchase price, the ability to conclude a transaction that will be either synergistic or accretive to earnings, the ability to move quickly on acquisitions and the ability or willingness of the lender to support future capital needs are forward-looking statements that involve a number of risks and uncertainties. The actual future results of EMRISE CORPORATION could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to the ability of EMRISE Corporation to successfully complete the new debt financing, the variability of interest rates in the future, the ability to make all required interest and principal payments in the future, the possible dilution now or in the future caused by the issuance of warrants to purchase restricted common stock, the ability of EMRISE Corporation to identify acceptable acquisition opportunities and once identified, the ability to successfully close upon such opportunities, the willingness of the lender to fund future acquisitions and/or future capital needs, EMRISE CORPORATION's ability to manufacture products to meet expected demand and existing and future orders; general market and economic conditions; changes in technology and governmental regulations and policies, competitive products and services; unforeseen technical issues and those factors contained in the "Risk Factors" Section of the Company's Form 10-K for the year ended December 31, 2006 and other Company filings with the Securities and Exchange Commission.

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